Metris Receivables, Inc.                                            Metris Master Trust                              Monthly Report
Securityholders' Statement                                             Series 1998-2                                       Jan-1999
Section 5.2
                                                                                  Class A             Class B             Total
 (i)  Security Amount                                                          500,000,000.00      49,450,550.00     549,450,550.00
(ii)  Security Principal Distributed                                                     0.00                 --               0.00
(iii) Security Interest Distributed                                              2,524,270.83                 --       2,524,270.83
(iv) Principal Collections                                                      24,210,778.76       2,393,138.69      26,603,917.45
 (v) Finance Charge Collections                                                 10,555,705.60       1,043,351.47      11,599,057.08
       Recoveries                                                                  149,600.83          14,795.69         164,396.51
       Initial Interest Funding Account Deposit                                          0.00               0.00               0.00
       Interest Earned on Accounts                                                       0.00               0.00               0.00
         Total Finance Charge Collections                                       10,705,306.43       1,058,147.16      11,763,453.59
                       Total Collections                                        34,916,085.19       3,451,285.85      38,367,371.04
(vi) Aggregate Amount of Principal Receivables                                             --                 --   3,916,538,628.10
       Invested Amount (End of Month)                                          500,000,000.00      49,450,550.00     549,450,550.00
       Floating Allocation Percentage                                              12.7663748%         1.2626085%        14.0289833%
       Fixed/Floating Allocation Percentage                                        12.7663748%         1.2626085%        14.0289833%
       Invested Amount (Beginning of Month)                                    500,000,000.00      49,450,550.00     549,450,550.00
       Average Daily Invested Amount                                                       --                 --     549,424,700.28
(vii)  Receivable Delinquencies (As a % of Total Receivables)                                                 --                 --
       Current                                                                             --              83.40%  3,428,934,292.78
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                          --               8.23%    338,180,860.58
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                         --               2.72%    112,015,104.14
       90 Days and Over (60+ Days Contractually Delinquent)                                --               5.65%    232,163,929.28
                       Total Receivables                                                   --             100.00%  4,111,294,186.78
(viii) Aggregate Investor Default Amount                                                   --                 --       4,860,463.24
         As a % of Average Daily Invested Amount                                           --                 --                 --
             (Annualized based on 365 days/year)                                           --                 --              10.42%
 (ix)  Charge-Offs                                                                       0.00               0.00               0.00
  (x)  Servicing Fee                                                                       --                 --         933,313.26
 (xi)  Unreimbursed Redirected Principal Collections                                       --                 --               0.00
(xii)  Excess Funding Account Balance                                                      --                 --               0.00
(xiii) New Accounts Added                                                                  --                 --                  0
(xiv) Average Gross Portfolio Yield                                                        --                 --              25.21%
         Average Net Portfolio Yield                                                       --                 --              14.79%
 (xv) Minimum Base Rate                                                                    --                 --               7.51%
        Excess Spread                                                                      --                 --               7.29%
(xvi) Principal Funding Account Balance                                                    --                 --               0.00
(xvii) Accumulation Shortfall                                                              --                 --               0.00
(xviii) Scheduled date for the commencement of the Accumulation Period                     --                 --         April 2000
        Accumulation Period Length                                                         --                 --                N/A
(xix) Principal Funding Account Investment Proceeds Deposit                                --                 --               0.00
        Required Reserve Account Amount                                                    --                 --               0.00
        Available Reserve Account Amount                                                   --                 --               0.00
        Covered Amount                                                                     --                 --               0.00
(xx) Aggregrate Interest Rate Caps Notional Amount                                         --                 --     500,000,000.00
        Deposit to the Caps Proceeds Account                                               --                 --               0.00
(xxi) Policy Claim Amount                                                                  --                 --               0.00